Lucas Energy S-3A

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Form S-3 Registration Statement of Lucas Energy, Inc. of our report dated July 13, 2016, relating to our audit of the financial statements of Lucas Energy, Inc., which appear in the Annual Report on Form 10-K of Lucas Energy, Inc. for the year ended March 31, 2016.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com

Houston, Texas
September 29 , 2016